SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004
                             ______________________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported) :
                                October 30, 2002


                         The Estee Lauder Companies Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                                       11-2408943
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)

 767 Fifth Avenue, New York, New York                      10153
(Address of principal executive offices)                 (Zip Code)


                         Commission File Number: 1-14064

                                  212-572-4200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

On October 30, 2002, The Estee Lauder Companies Inc. issued a press release announcing the addition of 10 million shares to its authorized share repurchase program. The Company also announced the declaration of a $.20 per share annual dividend on its outstanding Common Stock and reported on the matters approved by stockholders at its annual meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                               THE ESTEE LAUDER COMPANIES INC.

Date:  October 30, 2002                      By:     /s/Richard W. Kunes
                                                   ------------------------
                                                       Richard W. Kunes
                                                    Senior Vice President
                                                  and Chief Financial Officer
                                                   (Principal Financial and
                                                    Accounting Officer)

                         THE ESTEE LAUDER COMPANIES INC.

                                  EXHIBIT INDEX



Exhibit No.      Description
-----------      -----------

       99.1 Press release dated October 30, 2002 of The Estee Lauder Companies Inc.

THE                                                                         News
ESTEE                                                                   Contact:
LAUDER                                                       Investor Relations:
COMPANIES                                                        Dennis D'Andrea
                                                                  (212) 572-4384

                                                                Media Relations:
767 Fifth Avenue                                                    Sally Susman
New York, NY  10153                                               (212) 572-4430
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE:

            ESTEE LAUDER COMPANIES HOLDS ANNUAL STOCKHOLDERS MEETING;

                         BOARD DECLARES ANNUAL DIVIDEND;

                 ANNOUNCES INCREASE IN SHARE REPURCHASE PROGRAM

New York, NY, October 30, 2002 -- The Estee Lauder Companies Inc. (NYSE:EL) held its annual meeting of stockholders today in New York City. Leonard A.Lauder, Chairman, conducted the meeting and answered questions from stockholders.
Fred H. Langhammer,President and Chief Executive Officer, reviewed historical financial results and trends and described the Company's strategies. At the meeting, stockholders re-elected Charlene Barshefsky, Leonard A. Lauder,
Ronald S. Lauder and Marshall Rose to the Board of Directors and ratified the appointment of KPMG LLP as independent auditors for the current fiscal year.

Following the meeting, the Board of Directors declared an annual dividend of $.20 per share on the Company's Class A and Class B common stock, payable on January 3, 2003 to stockholders of record at the close of business on December 12, 2002. In May 2002, the Company announced that it would pay future cash dividends on its common stock annually rather than quarterly in order to reduce dividend payment processing costs and deliver more value to stockholders earlier.

The Board of Directors also authorized the repurchase of up to 10.0 million shares of Class A Common Stock or about 4% of the total outstanding common stock. This increases the total authorization to 18.0 million shares, of which
7.0 million shares have been repurchased to date. The Company has a total of approximately 233 million common shares outstanding.

Repurchases will be made from time to time in the open market or in private transactions, and there will be no specific time frame. The repurchased shares will be held as treasury shares and used for general corporate purposes including employee stock option programs. Internally generated cash flow will be used to fund the purchases.

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
The Estee Lauder Companies Inc. is one of the world's leading manufacturers and marketers of quality skin care, makeup, fragrance and hair care products. The Company's products are sold in over 130 countries and territories under well-recognized brand names, including Estee Lauder, Clinique, Aramis, Prescriptives, Origins, M.A.C, Bobbi Brown, Tommy Hilfiger, La Mer, jane, Donna Karan, Aveda, Stila, Jo Malone, Bumble and bumble and kate spade beauty.

The forward-looking statements in this press release involve risks and uncertainties some of which are detailed in the "forward-looking statements" section of the Company's report on Form 10-Q for the quarter ended September 30, 2002. There can be no assurance that the Board of Directors will continue to declare dividends on the Common Stock and stock repurchases will depend upon a number of factors including the stock price and other planned uses of cash.


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